Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Daniel Hunter, the Chief Executive Officer of FinMetal Mining Ltd., and Kenneth Phillippe, the Chief Financial Officer of FinMetal Mining Ltd., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of FinMetal Mining Ltd., for the quarterly period ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of FinMetal Mining Ltd.

Date:     August 20, 2007.
/s/ "Daniel Hunter"
Daniel Hunter Chief Executive Officer
/s/ "Kenneth Phillippe"
Kenneth Phillippe Chief Financial Officer

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